Exhibit 99.1


                                                           XL Capital Ltd
                                                           XL House
                                                           One Bermudiana Road
                                                           P. O. Box HM 2245
                                                           Hamilton HM JX
                                                           Bermuda

                                                           Phone: (441) 292-8515
                                                           Fax: (441) 292-5280
NEWS RELEASE


IMMEDIATE

Contact:           Gavin R. Arton                       Roger R. Scotton
                   Investor Relations                   Media Contact
                   (441) 294-7104                       (441) 294-7165


      XL CAPITAL LTD COMPLETES PREVIOUSLY ANNOUNCED CLAIMS AUDIT REVIEW AND
                             YEAR END RESERVE REVIEW
            Announces Fourth Quarter Charge of $647 Million After Tax
              Company to Raise at Least $750 Million of New Capital

Hamilton, Bermuda (January 13, 2004): -- XL Capital Ltd (NYSE: XL) ("XL" or the "Company") announced today that it has completed its previously announced claims audit and regularly scheduled year end reserve reviews. As a result, the Company expects that its fourth quarter 2003 results will be adversely affected by a pre-tax reserve charge of $694 million, or $647 million after tax, $4.73 per ordinary share after tax, in the fourth quarter of 2003. Fourth quarter 2003 results are expected to be announced on February 10, 2004.

The majority of the charge, $663 million pre-tax, primarily related to adverse development in the Company's North American reinsurance operations for casualty business written during the 1997 through 2001 underwriting years.

XL's President and Chief Executive Officer, Brian M. O'Hara stated, "The review that we have undertaken included an extraordinary claims audit review of our North American reinsurance operations going well beyond our long established processes. This was driven by

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an acceleration in claims in the third quarter relating to business underwritten during the 1997 to 2001 years. This trend continued in the fourth quarter, in response to which we have changed the actuarial development patterns that normally would have applied to the expected loss development of this business."

The key components of the extraordinary claims audit process include:

o A special Claims Audit Review (CAR) Task Force was established under Mr. O'Hara's leadership and included senior management, actuarial and claims operations, global services, treasury, legal and financial reporting resources;

o External resources utilized included project consultants, an international actuarial firm and various third party claims auditors;

o The CAR objectives focused on claims arising from specific treaties covering defined business lines at certain cedents, in order to determine if claims had been adequately reserved, processed and reported;

o In order to make the review as comprehensive as possible, the period under review was extended through 2001;

o The CAR selection process was based upon several criteria designed to promote an appropriate degree of audit coverage where 17 separate cedent audit selections were made representing 28 separate contracts, each with over $1 million of cumulative premium and representing approximately 85% of the total premium in the problem classes being reviewed and 90% of the September 30, 2003 year to date loss for those underwriting years;

o A small number of cedents accounted for almost 78% of the Additional Case Reserves ("ACR") in the more problematic business lines (D&O and Medical Malpractice), where these cedents had considerable exposure to claims severity; and

o The CAR process produced $124 million in ACR. It also identified other potential additional exposures which, along with information gathered from the ACR process, were incorporated into the actuarial loss development factors in calculating incurred but not reported reserves ("IBNR"). IBNR was increased by $539 million which is included in the fourth quarter charge.

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


"While we are extremely disappointed by the continued adverse development of losses at XL Reinsurance America Inc. and the financial impact on 2003 results, I firmly believe that we have now put this issue behind us so that we do not expect any adverse affect on our financial results in 2004 and beyond," Mr. O'Hara stated.

The Company also completed its regularly scheduled year end reserve review resulting in a further net increase to its pre-tax property and casualty reserves of approximately $31 million in the fourth quarter. The additional increase had three primary components: 1) an increase of $62 million in reserves in XL's reinsurance segment for losses in the Bermuda and London operations; and
2) an increase of $150 million of reserves in its insurance segment primarily related to Bermuda-based professional and liability lines in accident years 1996 through 2001; which were partially offset by 3) the net reduction of $181 million from the Company's reserves in the reinsurance segment relating to the September 11, 2001 event, primarily due to the high degree of participation by claimants in the statutory Victim Compensation Fund in respect of which the deadline for filing claims was December 22, 2003.

Mr. O'Hara also noted, "In order to sustain the appropriate levels of capital for our business, we expect to raise additional capital of at least $750 million in the first half of 2004, principally in the form of mandatory convertible securities."

Further details will be discussed in detail on a webcast conference call scheduled for 9:00 a.m. EST on Wednesday, January 14, 2004 at www.xlcapital.com.

This call will be archived on XL's website from approximately 1:00 p.m. EST on January 14, 2004 through midnight EST on February 13, 2004. A telephone replay of the conference call will be available beginning at 1:00 p.m. EST on January 14, 2004 until 8:00 p.m. EST on January 21, 2004 by dialing (201) 612-7415
(account number: 7716 and conference I.D. number: 89172).

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis.

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


As of September 30, 2003, XL Capital Ltd had consolidated assets of approximately $39.6 billion and consolidated shareholders' equity of approximately $7.4 billion. More information about XL Capital Ltd is available at www.xlcapital.com.


                            SUMMARY OF RESERVE CHARGE

   Claims Audit Review - XL Reinsurance America Inc (XLRA)                                           $ 663 m
   2003 Year End Reserve Review (excluding XLRA):
                Reinsurance (excluding September 11 event)                       $ 62 m
                Insurance                                                         150 m
                Reinsurance - September 11 event                                (181) m
                                                                              ------------
                                                                                                      $ 31 m
                                                                                                -----------------
   Total Reserve Charge - pre-tax                                                                    $ 694 m
                                                                                                =================

                                                                                                -----------------
   Total Reserve Charge - after tax                                                                   $647 m
                                                                                                =================

                            SUMMARY OF CAR COMPONENTS

   Additional Claim Reserves                                                    $ 124 m
   Incurred but not reported reserves                                             539 m
                                                                              -------------
   Total Claims Audit Review - pre-tax                                          $ 663 m
                                                                              =============


This press release contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) greater frequency or severity of claims and loss activity, including in respect of XL's North American reinsurance operations, than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (b) XL's additional capital requirements may differ from XL's current expectations due to rating, regulatory or other reasons; (c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments and XL's access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent report on Form 10-K, Form 10-Q and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #


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